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APPLIED ANALYTICAL INDUSTRIES, INC. MAKES ANNOUNCEMENT
REGARDING THIRD QUARTER DEVELOPMENTS

Wilmington, NC, October 21, 1999-- Applied Analytical Industries, Inc., (Nasdaq:AAII) announced today that based on preliminary information, earnings for the third quarter ended September 30, 1999, while showing improvement over second quarter results, are expected to fall below analysts' currently published estimates.

Dr. Fred Sancilio, president and CEO of AAI, stated, "As we discussed at the end of the second quarter, we are signing larger and more profitable contracts, but these larger projects have longer lead-in and start-up times. Although we signed several of these larger contracts late in the second quarter and during the third quarter, work on them commenced late in the third quarter and thus had minimal impact on our third quarter results. Despite this anticipated quarterly loss, we saw meaningful improvement in our operations quarter-over-quarter and made significant progress on several of our product development negotiations. We look forward to providing additional information about our quarterly results and recent positive business developments in our proton pump inhibitor (PPI) program and its associated intellectual property at our scheduled conference call on November 2nd."

The telephone conference to discuss the third quarter 1999 results will be held on Tuesday, November 2, 1999, 8:30 AM Eastern Standard Time. The call-in numbers are:

800-289-0437 for domestic callers
913-981-5508 for international callers.

Please reference confirmation code 802504.

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 2lE of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of acquired businesses to be integrated with AAI's operations, actual operational performance, the ability to meet projected revenue and earnings, the ability to acquire and maintain large client contracts, the ability to hire and retain qualified employees and other items that may cause the actual results to differ materially, which may be discussed in the Company's recent Form 1O-K filings, its registration statement, as amended, and other filings with the Securities and Exchange Commission.

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For further information contact Meg Humphrey, VP of Strategic Planning and
Investor Relations, AAI at 704.367.5119 or Meg.Humphrey@aaiintl.com.



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